CONSENT OF SEWELL AND COMPANY, PA

The Board of Directors of

Silver State Vending Corporation and Subsidiary

         We hereby consent to incorporation by reference in the Form 10-KSB filed with the U.S. Securities and Exchange Commission on May 23, 2002, of our report dated May 9, 2002, relating to the financial statements of Silver State Vending Corporation and Subsidiary for the fiscal years ended December 31, 2001 and 2000.

SEWELL AND COMPANY, PA

/s/ SEWELL AND COMPANY, PA
--------------------------

Hollywood, Florida
May 23, 2002